STATE OF MICHIGAN
IN THE CIRCUIT COURT FOR THE COUNTY OF JACKSON

ANDREW KLOTZ, Derivatively on Behalf
of Nominal Defendant CMS ENERGY
CORPORATION,
Plaintiff,
v.
WILLIAM U. PARFET, JOHN M.
DEUTCH, JAMES J. DUDERSTADT,
PERCY A. PIERRE, JOHN B.
YASINSKY, KATHLEEN R. FLAHERTY,
EARL D. HOLTON, KEN L. WAY, KENNETH WHIPPLE,
WILLIAM T. MCCORMICK, JR. and ALAN M. WRIGHT,
Defendants,
And
CMS ENERGY CORPORATION,
Nominal Defendant.
Case No. 03-06483-CK Hon. Edward J. Grant

/

FINAL ORDER AND JUDGMENT

WHEREAS, plaintiff Andrew Klotz (“Plaintiff”), derivatively on behalf of nominal defendant CMS Energy Corporation (“CMS” or the “Company”); defendants William U. Parfet, John M. Deutch, James J. Duderstadt, Percy A. Pierre, John B. Yasinsky, Kathleen R. Flaherty, Earl D. Holton, Ken L. Way, Kenneth Whipple, William T. McCormick, Jr. and Alan M. Wright (collectively, “Defendants”); CMS; and CMS’s Special Litigation Committee (the “SLC”) (collectively, the “Settling Parties”) have determined to settle the above-captioned shareholder derivative action (the “Action”) on the terms set forth in the Stipulation of Settlement, dated July 7, 2005 (the “Stipulation”);

WHEREAS, the Court has reviewed the record in the Action and the proposed settlement as set forth in the Stipulation, and having considered all submissions to the Court and presentations at a status conference held on June 24, 2005 and a hearing on the record on August 26, 2005 (the “Settlement Hearing”) following notice of the proposed settlement and the Settlement Hearing given in accordance with this Court’s July 8, 2005 Order Approving Notice and Scheduling Hearing; and

WHEREAS the Court has found good cause for entering the following Final Order and Judgment:

NOW, THEREFORE, THIS 26th DAY OF AUGUST, 2005, IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

1. For purposes of this Final Order and Judgment, the Court adopts and incorporates the definitions contained in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Action and over all parties to this Action.

3. The Court finds that notice was given to Current CMS Shareholders in compliance with the Court’s July 8, 2005 Order Approving Notice and Scheduling Hearing.

4. The Court finds that both the forms of the notice given and the procedure used to give notice fully satisfy the requirements of Section 496 of the Michigan Business Corporation Act (the “MBCA”), MCL 450.1496, the Constitution of the United States and any other applicable law.

5. Pursuant to the MBCA and for purposes of settlement only, the Court finds that the Action was properly brought as a derivative action for and on behalf of CMS, and that Plaintiff fairly and adequately represents the interests of shareholders similarly situated in enforcing the rights of CMS in the Action.

6. The Court finds that the proposed settlement is fair, reasonable and adequate, and in the best interests of CMS and its shareholders, approves the proposed settlement, and directs consummation of the settlement pursuant to the terms of the Stipulation.

7. The Court further finds that the proposed settlement has been made in good faith, and that the Plaintiff and Plaintiff’s Settlement Counsel have fairly and adequately represented the interests of CMS in connection with the Action and the proposed settlement.

8. The proposed settlement shall be effective upon entry of this Final Order and Judgment.

9. Upon entry of this Final Order and Judgment, the Action will be dismissed with prejudice.

10. Upon entry of this Final Order and Judgment, the following persons will be released (the “Released Persons”) with respect to the Released Claims (as defined below): CMS, the SLC, Defendants, all of the past or present directors, officers, managers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, and assigns of CMS, and the Defendants’ spouses, heirs, executors, administrators, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his or her family.

11. Upon the entry of this Final Order and Judgment, the following claims will be released (the “Released Claims”) with respect to the Released Persons: all claims (including “Unknown Claims,” as defined below), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted by any Current CMS Shareholders derivatively on behalf of CMS in the Action, that are based upon or related in any way to the facts, circumstances, transactions, events, occurrences, disclosures, statements, omissions, acts or failures to act which were alleged or could have been alleged in the Action (e.g., round-trip trading, compensation, insider trading, misappropriation of corporate information, oversight, internal controls, accounting, trading and any securities offering to date), including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), mismanagement, gross mismanagement, abuse of control, unjust enrichment, breach of contract, breach of fiduciary duty or violations of any state statute, rules or regulations or any other source of legal or equitable obligation of any kind or description in whatever forum, and any alleged defects in the approval process for and notice of the proposed settlement.

12. The Released Claims shall not include those direct claims (including individual or class claims) under the federal securities laws that have been or which could properly be asserted by shareholders in a related consolidated securities class action involving round-trip energy trading pending before the Michigan federal courts, entitled In re CMS Energy Securities Litigation, Case No. 02-CV-72004-DT, United States District Court for the Eastern District of Michigan (the “Federal Securities Action”), and those bona fide claims asserted under 29 U.S.C. §§ 1104-1107 of the Employee Retirement Income Security Act of 1974, by plaintiffs in In re CMS Energy ERISA Litigation, Case No. 02-CV-72834 DT, United States District Court for the Eastern District of Michigan (the “ERISA Action”). The Final Order and Judgment shall not preclude the shareholders in the Federal Securities Action from attempting to amend their pleadings; provided, however, that the parties in the Federal Securities Action shall maintain any rights to argue or dispute that an amendment should be permitted or that certain of the shareholders’ claims in the Federal Securities Action are derivative in nature and should not be alleged or maintained under the federal securities laws.

13. The term “Unknown Claims” in the definition of the Released Claims means any Released Claims which Plaintiff, CMS and/or any Current CMS Shareholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. Plaintiff, CMS and/or Current CMS Shareholders may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but Plaintiff, CMS and Current CMS Shareholders shall expressly, upon the Effective Date of this Final Order and Judgment, be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or noncontingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence as a result of such different or additional facts. Plaintiff acknowledges, and Current CMS Shareholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a material and essential part and expressly waive: (a) the benefits of the provisions of Section 1542 of the California Civil Code, which provides that “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor”; and (b) the benefits of any comparable law, statute, regulation or legal principle of any other jurisdiction.

14. Upon the Effective Date of this Final Order and Judgment, Plaintiff, CMS and Current CMS Shareholders are permanently enjoined from the institution, maintenance or prosecution, either directly or indirectly, of any other action in the Court or proceeding asserting any of the Released Claims.

15. Without affecting the finality of this Final Order and Judgment in any manner, this Court retains jurisdiction: (a) over the implementation, administration and consummation of the settlement; (b) over the Action until the Final Order and Judgment contemplated hereby has become effective and each and every act agreed to be performed by the parties to the Stipulation shall have been performed pursuant to the terms of the Stipulation; and (c) over all of the parties to the Action as may be necessary to conclude and administer the settlement and to implement and enforce the Stipulation.

16. The Court awards attorneys’ fees and expenses to Plaintiff’s Settlement Counsel in the Action in the amount of $3,350,000. The Court finds the fees and expenses to be fair and reasonable.

17. Plaintiff’s Settlement Counsel are authorized and directed to allocate and distribute the fees and expenses among all Plaintiff’s counsel in a manner which, in Plaintiff’s Settlement Counsel’s good-faith determination, reflects each counsel’s, contribution to the institution, prosecution and settlement of the Action.

18. The Court finds that no just reason exists for delay in entering this Final Order and Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Final Order and Judgment.

19. Pursuant to Rule 2.602(A)(3) of the Michigan Court Rules, the Court states that this Final Order and Judgment disposes of the last pending claims and closes the case.

Dated: August 26, 2005	/s/ Hon. Edward J. Grant

Edward J. Grant, Circuit Judge P14272

ORC 367205-7.054200.0026